Exhibit 2.1

AMENDMENT NO. 1

TO THE

BUSINESS COMBINATION AGREEMENT

This AMENDMENT NO. 1 (this “Amendment”), dated as of February 6, 2024, to the Business Combination Agreement, dated as of October 24, 2023 (the “Business Combination Agreement”), is by and between Fortune Rise Acquisition Corporation, a Delaware corporation (together with its successors, “FRLA”) and Water on Demand, Inc., a Texas corporation (the “Company”). FRLA and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.” Capitalized terms not otherwise defined in this Amendment have the meanings given such terms in the Business Combination Agreement.

WHEREAS, Section 8.3 of the Business Combination Agreement provides for the amendment of the Business Combination Agreement only by execution of a written instrument signed by FRLA and the Company; and

WHEREAS, FRLA and the Company desire to amend the Business Combination Agreement as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

AMENDMENT TO THE BUSINESS COMBINATION AGREEMENT

1.	Delete Section 6.1(g). Section 6.1(g) of the Business Combination Agreement is hereby deleted.

2.	Disclosure Schedules. Section 3.2(a) and Section 5.1(b) of the Company’s Disclosure Schedules have been amended as set forth on Exhibit A.

3.	Consent. In accordance with Section 5.1(b), FRLA hereby consents to the issuance of the Warrants as set forth on Section 5.1(b) of the Company’s Disclosure Schedule as amended and set forth on Exhibit A.

ARTICLE II

MISCELLANEOUS

1. No Further Amendment. Except as expressly amended hereby, the Business Combination Agreement is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Business Combination Agreement or any of the documents referred to therein.

2. Effect of Amendment. This Amendment shall form a part of the Business Combination Agreement for all purposes, and each party thereto and hereto shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Business Combination Agreement shall be deemed a reference to the Business Combination Agreement as amended hereby.

3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the Laws of the State of Delaware without regard to the conflict of laws principles thereof. All Proceedings arising out of or relating to this Amendment shall be heard and determined exclusively in the Court of Chancery of the State of Delaware located in Wilmington, Delaware (and in the absence of jurisdiction, the Parties consent to be subject to the jurisdiction of the United States District Court for the District of Delaware or any other state court located in Wilmington, Delaware).

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4. Severability. In case any provision in this Amendment shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

5. Counterparts. This Amendment may be executed and delivered (including by facsimile or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed as of the date first written above by their respective officers thereunto duly authorized.

FRLA:

FORTUNE RISE ACQUISITION CORPORATION

By:	/s/ Ryan Spick
Name: Ryan Spick
Title: Principal Executive Officer

The Company:

WATER ON DEMAND, INC.

By:	/s/ T. Riggs Eckelberry
Name: T. Riggs Eckelberry
Title: Chief Executive Officer

[Signature Page to Amendment No. 1 to the Business Combination Agreement]